Exhibit 99.1

   PERMA-FIX ENVIRONMENTAL SERVICES, INC. ANNOUNCES RELEASE OF FOURTH QUARTER
               RESULTS AND INVITES YOU TO JOIN ITS CONFERENCE CALL

ATLANTA, March 16 /PRNewswire-FirstCall/ -- Perma-Fix Environmental Services, Inc. (Nasdaq: PESI; Boston) (Germany: PES.BE) today announced that it will release fourth quarter results on the morning of Monday, March 21, 2005. In conjunction with the Company's fourth quarter earnings release, you are invited to listen to its conference call that will be broadcast live over the Internet, or to participate directly in the conference call at the numbers noted below. The conference call will be held on Monday, March 21, 2005, at 11:00 a.m. EST with Dr. Louis F. Centofanti, Chairman and CEO, and Richard T. Kelecy, Vice President and CFO, of Perma-Fix Environmental Services, Inc.

     What: Perma-Fix Presents Fourth Quarter 2004 Operating Results

     When: Monday, March 21, 2005, at 11:00 a.m. EST

Where: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-
eventDetails&c=76725&eventID=1037653

     How: Live over the Internet -- Simply log on to the web at the address above

     Contact:   Richard T. Kelecy

                352-395-1351

           To Participate in the Conference Call Please Dial-In:

                 U.S. Calls 1-877-888-7019
                 International Calls 416-695-5259

Perma-Fix Environmental Services, Inc. is a national environmental services company, providing unique mixed waste and industrial waste management services. The Nuclear Segment provides radioactive and mixed waste treatment services to hospitals, research laboratories and institutions, numerous federal agencies including the Departments of Energy and Defense and nuclear utilities. The Industrial Segment provides hazardous and non-hazardous waste treatment services for a diverse group of customers including Fortune 500 companies, numerous federal, state and local agencies and thousands of smaller clients. The company operates eleven major waste treatment facilities across the country.

Please visit us on the World Wide Web at http://www.perma-fix.com .

SOURCE  Perma-Fix Environmental Services, Inc.
    -0-                             03/16/2005
    /CONTACT: Dr. Louis F. Centofanti, Chairman and CEO, Perma-Fix Environmental Services, Inc., +1-404-847-9990; or investors, David Waldman, dwaldman@lhai.com, or John Heilshorn, both of Lippert/Heilshorn & Associates, +1-212-838-3777; or European investors, Herbert Strauss, +011-43-316-296-316, or herbert@eu-ir.com, all for Perma-Fix Environmental Services, Inc./
    /Web site:  http://www.perma-fix.com /
    /Audio: http://www.perma-fix.com /